Bloomberg

30 January, 2019

Logan Goldie-Scot
BloombergNEF
731 Lexington Avenue
New York, NY 10022

We hereby consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-227776) of Livent Corporation (the “Registration Statement”), of references to our firm, our Long-Term Electric Vehicle Outlook 2018 (the “Report”) published in May 2018, as amended and supplemented from time to time, and all information derived from the Report that is contained in the annual report on Form 10-K of Livent Corporation for the year ended December 31, 2018.

Date: January 30, 2019

BLOOMBERGNEF

By: ______________________

Name: Logan Goldie-Scot
Title: Manager, Energy Storage

Bloomberg